UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2022

CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38671	52-2083046
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
2275 Research Boulevard, Suite 600, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
(301) 468-8848
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CBNK	NASDAQ Stock Market

Item 7.01 Regulation FD Disclosure
On July 25, 2022, Capital Bancorp, Inc. (the "Company"), the holding company of Capital Bank, N.A., issued a press release announcing the declaration of a cash dividend on its common stock and a new stock repurchase program, as described in greater detail in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events
On July 25, 2022, the Company announced the declaration of a cash dividend on its common stock of $0.06 per share. The dividend is payable on August 24, 2022, to shareholders of record as of August 8, 2022.
Also on July 25, 2022, the Company announced that it had received a non-objection letter from the Federal Reserve Bank of Richmond to allow the Company to repurchase its common stock. Under the stock repurchase program, the Company is authorized to repurchase up to $10.0 million of the Company's common stock, par value $0.01 per share ("Common Stock"), representing approximately 3.1% of its issued and outstanding Common Stock based on the closing price of the Company's Common Stock on July 22, 2022. As of July 22, 2022, the Company had 14,025,758 outstanding shares of Common Stock. The program may be limited or terminated at any time without prior notice. The program will expire on December 31, 2023.
The newly approved stock repurchase program follows the Company's prior stock repurchase program, which was announced in April 2019 and modified in December 2020, and authorized the repurchase of up to $7.5 million of Common Stock. In connection with the prior stock repurchase program, which concluded in the third quarter of 2021, the Company purchased an aggregate of 332,594 shares of its Common Stock for aggregate cash consideration of $3.7 million.
Under the new stock repurchase program, shares of Common Stock may be repurchased by the Company from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. Repurchases may be conducted, suspended, or terminated at any time without notice. The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions and other considerations as may be considered in the Company's sole discretion. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Exchange Act, which would permit shared to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release, dated July 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANCORP, INC.

By: /s/ Alan W. Jackson
Name: Alan W. Jackson
Title: Chief Financial Officer
July 25, 2022

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